                                                OppenheimerFunds, Inc.
                                                  498 Seventh Avenue
                                                  New York, NY 10018

April 26, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

                  Re:               Oppenheimer Total Return Fund, Inc.
                                    Reg. No. 2-11052; File No. 811-490
                                    Written Representation of Counsel

To the Securities and Exchange Commission:

On behalf of Oppenheimer  Total Return Fund, Inc. (the "Fund") and pursuant to Paragraph  (b)(4) of Rule 485 under the
Securities  Act of 1933,  as amended  (the "1933 Act"),  and in  connection  with the  Amendment on Form N-1A which is
Post-Effective  Amendment  No.  88 to the 1933 Act  Registration  Statement  of the Fund and  Amendment  No. 45 to its
Registration  Statement under the Investment Company Act of 1940, as amended,  the undersigned  counsel,  who prepared or reviewed such Amendment,  hereby represents to the Commission,  for filing with such Amendment, that said Amendment does not contain  disclosures  which would render it ineligible to become effective  pursuant to paragraph (b) of Rule
485.

                                                              Sincerely,

                                                           /s/Merryl Hoffman
                                                        ----------------------------
                                                              Merryl Hoffman
                                                              Vice President and Senior Counsel
                                                              (212) 323-0248